EXHIBIT 99.1
FIRST AMENDMENT TO
2004 EQUITY COMPENSATION PLAN
OF
NANOPHASE TECHNOLOGIES CORPORATION
     THIS FIRST AMENDMENT TO 2004 EQUITY COMPENSATION PLAN (the “Amendment”) of NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), is made as of the 24th day of July, 2006. This Amendment amends that certain 2004 Equity Compensation Plan (the “Plan”).
     WHEREAS, the Plan provided for a certain number of shares available for grants, a certain yearly cap on available grants and a certain cap on grants to any individual in any year.
     WHEREAS, the Compensation and Governance Committee and the Company’s stockholders have approved the amendments to the Plan contemplated herein.
     NOW, THEREFORE, the Plan is hereby amended in the following respects.
     1. All capitalized terms not defined herein shall have the meaning set forth in the Plan.
     2. The first clause of the second sentence of Section 1.3(a)(i) of the Plan is hereby amended to read as follows: “Subject to adjustments provided in Section 1.3(b) below, the aggregate number of Shares available for Grants under the Plan shall be 1,200,000 Shares.”
     3. Section 1.3(a)(ii)(A) of the Plan is hereby amended to read: “Subject to adjustments as provided in Section 1.3(b) below, the maximum aggregate number of Shares that shall be subject to Grants made under this Plan during any calendar year shall be 300,000.”
     4. The first sentence of Section 1.3(a)(ii)(B) of the Plan is hereby amended to read: “No Grantee shall receive more than ten (10) percent of the aggregate number of any class of Grants made during any calendar year.”
     5. Except as modified herein, the Plan remains in full force and effect.
     IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first set forth above.

Nanophase Technologies Corporation
By:	/s/ Joseph E. Cross
Joseph E. Cross,
Chief Executive Officer